SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 31, 2016

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2016, the Board of Directors of Aoxin Tianli Group, Inc. (the “Company”) appointed Wocheng Liu as Chairman, Co-Chief Executive Officer and a director of the Company.  Hanying Li , who resigned as Chair, will continue to serve as Co-Chief Executive Officer and a director of the Company. Ms Li will focus her efforts on the Company’s internal operations while Mr. Liu will concentrate on external affairs and development of the Company’s business.

Mr. Liu, age 53, has served as Executive President of Hubei Aoxin Science & Technology Group Co., Ltd., which owns approximately 12.8% of our outstanding shares, since October 2015. Prior to joining Hubei Aoxin Science & Technology Group Co., Ltd. and commencing May 2010 Mr Liu was President of Yingi International Carbon Market Investment Group. From March 2008 to March 2010, Mr. Liu was Vice President of Pan-China Group, which was directly subordinate to the Ministry of Construction of China.In May 2006 Mr. Liu founded Hainan Shiji Xiangguang Investment Co., Ltd., where he served as Chairman.  From May 2004 to April 2006, Mr. Liu was General Manager of Zhengzhou Xinlong Dapeng Power Co., Ltd. From December 2002 to May 2004, he served as a consultant to Luoyang Industry & Commerce Co., Ltd. From August 1996 to November 2002, Mr. Liu was Vice Secretary of Yiyang County Committee of the Communist Party of China. From June 1993 to July 1996, he served as Deputy County Mayor of Yiyang County, Henan Province. From March 1991 to May 1993, Mr. Liu served as Deputy Director of Mining Administration Office of Xin’an County, Henan Province, and Director General of Mining Administration Bureau of Xin’an County, Henan Province.

Wuhan Aoxin Tianli Enterprise Investment Management Co., Ltd., the Company’s wholly foreign-owned entity, has entered into an employment agreement with Mr. Liu effective June 1, 2016, initially scheduled to expire on May 31, 2018, subject to automatic renewal through May 31, 2020, unless terminated prior to renewal. Under the terms of his employment agreement, Mr. Liu is entitled to:

•	Base compensation of RMB 600,000 ($92,308) payable in 12 equal monthly installments of RMB50,000 ($7,692).
•	Year-end award in accordance with the Company’s incentive plan.
•	Reimbursement of reasonable expenses incurred by Mr. Liu.

Mr. Liu agreed during the term of his employment agreement and for 36 months thereafter to:

•	keep confidential and not disclose confidential information;
•	take and implement all appropriate measures to protect the confidentiality of confidential information; and
•	not disclose, transmit, exploit or otherwise use for his own account or for others, elements of confidential information.

Mr. Liu has agreed not to compete with the Company, directly or indirectly, while employed by the Company and for a period of 24 months thereafter.

Mr. Liu holds a Master’s degree in engineering from Luoyang Refractory Materials Research Institute and a bachelor degree in chemistry from Yancheng Normal College.

Item 7.01 Regulation FD Disclosure

On June 2, 2016, the Company issued a press release announcing the appointment of Wocheng Liu as a director, Chairman of the Board, and Co- Chief Executive Officer of the Company.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement effective June 1, 2016 between Wuhan Aoxin Tianli Enterprise Investment Management Co, Ltd. and Wocheng Liu.

99.1	Press release issued on June 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Hanying Li
Hanying Li
Co- Chief Executive Officer

Dated: June 2, 2016